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Exhibit 4.1

No.	INCORPORATED UNDER THE DELAWARE GENERAL CORPORATION LAW	Shares

Verint Systems Inc.

This is to Certify that is the registered holder of	shares of common stock

Verint Systems Inc.

The class or series of shares represented by this Certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to the holder, on demand and without charge, a full copy of the text of,

(i)
the rights, privileges, restrictions and conditions attached to the said shares and to each class authorized to be issued and to each series insofar as the same have been fixed by the directors, and

(ii)
the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series, if applicable.

IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by its duly authorized officers this            day of                        ,            .

PAR VALUE $.001 PER SHARE

CERTIFICATE
FOR

shares of common stock
VERINT SYSTEMS INC.

ISSUED TO

Date

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto shares represented by the within Certificate.

DATED

In the presence of

NOTICE: the signature of this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement or any change whatever.

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Exhibit 4.1